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Exhibit 99.2


                           GLOBAL RESOURCE CORPORATION

                                 CODE OF CONDUCT

PREAMBLE

This Code of Conduct (the "Code") applies to the directors, officers, management executives and employees, including the chief executive officer, president, vice-presidents, chief financial officer, treasurer, and secretary of Global Resource Corporation (the "Company"). This Code is intended to comply with the requirements of Rule 4350(n) of NASDAQ's corporate governance standards. This Code is in addition to the Code of Ethics which only applies to certain designated officers ("senior financial officers"). In the event of a conflict between this Code and the Code of Ethics, affected senior financial officers should adhere to the provisions of the Company's Code of Ethics. Any departure from this Code of Conduct by any director, officer or executive officer must be approved by the Board of Directors or a committee designated by the Board of Directors. All such departures shall be disclosed as required by the rules of the exchange or trading facility on which the Company's Common Stock is traded and the rules and regulations of the Securities and Exchange Commission. Each director, officer, management executive and employee is expected to adhere at all times to this Code of Conduct, the Code of Ethics, the Insider Trading Policy and the Company's other policies and procedures pertaining to corporate governance.

This Code addresses the Company's commitment to the honesty, integrity and ethical behavior of the Company's directors, officers, management executives and employees. These qualities are essential to the Company's reputation and success. The Company must conduct its business affairs with the highest standards of honesty and integrity. Each of the Company's directors, officers, management executives and employees is not only expected to conduct his/her business affairs with the highest standards of honesty and integrity, as well as to apply such standards to consultants and other third parties dealing with them or the Company, but also to respect the rights of his/her fellow directors, officers, management executives, and employees, as well as third parties dealing with them or the Company.

As a director, officer, management executive and/or employee of the Company, your actions must be free from discrimination, libel, slander and harassment. Misconduct cannot be excused because it was directed or requested by another party. If you are ever unsure of the appropriate action, you are encouraged to take advantage of the Company's "open door" and informal environment and raise your concerns with appropriate management personnel.


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All persons subject to this Code shall, to the best of their knowledge and ability, adhere to and advocate the following principles and responsibilities governing their professional/business conduct. The failure to adhere to the Code will result in disciplinary action deemed appropriate by supervisory personnel or by the Company's Board of Directors, which action may include written notice in your personnel file, censure or reprimand by the Board of Directors, demotion or reassignment, suspension with or without pay or benefits, and termination of employment; the provisions of this Code will be enforced consistently from case to case.

PRECEPTS OF THE CODE

All Company directors, officers, management executives, and employees shall:

         1. Act with honesty and integrity and ethically handle all actual or apparent conflicts of interest between personal and professional/business relationships.

         2. Endeavor to provide information that is full, fair, accurate, timely, and understandable in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission or which will be the basis for, or become part of, other filings or communications made by the Company.

         3. Endeavor to faithfully comply with all laws, rules and regulations of federal, state, and local governments, and all applicable regulatory agencies and authorities.

         4. Proactively promote ethical behavior among peers and subordinates in the work place.

         5. Promptly report to the Audit Committee, the Company's legal counsel or other appropriate persons any violation or suspected violation of this Code.

         6. Act in good faith, responsibly, with due care, competence and diligence and not knowingly or recklessly misrepresent material facts or allow their independent judgments to be subordinated.

         7. Not use confidential information acquired in the course of their work for personal advantage and not buy or sell the Company's securities in violation of the federal and state securities laws or the Company's Insider Trading Policy.

         8. Act responsibly in their use of and control over the Company's assets and resources.

CONFLICTS OF INTEREST

A "conflict of interest" occurs when your private interest interferes or appears to interfere in any way with the interests of the Company. You must avoid all situations that might lead to a real or apparent material conflict of interest between your self-interest and your duties and responsibilities as a director, officer, management executive or employee of the Company. Any position or interest, financial or otherwise, which could materially conflict with your performance as a director, officer, management executive or employee of the Company, or which affects, or could reasonably be expected to affect, your independence of judgment concerning transactions between the Company, its customers, suppliers or competitors, or otherwise reflects negatively on the

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Company, would be considered a conflict of interest. In addition, you may not exploit your position or relationship to or with the Company for personal gain. For example, there is a likely conflict of interest if you (i) cause the Company to engage in business transactions with your relatives or friends; (ii) use nonpublic, client, or vendor information for personal gain by you, relatives or friends (including securities transactions based on, or while aware of, such information); or (iii) compete or prepare to compete with the Company while still employed by the Company. Related party transactions approved by the Board of Directors or a committee thereof, upon full disclosure of the facts and your involvement shall not be deemed a conflict of interest.

To avoid conflicts of interest, you should not:

         1. While employed by the Company, accept employment or engage in a business (including consulting or similar arrangements) that may conflict with the performance of your duties or the Company's interest.

         2. Act on behalf of the Company in any transaction in which you or your immediate family has a significant direct or indirect financial interest.

         3. Solicit, demand, accept or agree to accept, anything of value (for your personal benefit) from any person in conjunction with the performance of your employment or duties at the Company.

CORPORATE INFORMATION AND OPPORTUNITIES

In the course of your employment by the Company, you will receive a variety of confidential information either because you are required to have the information in order to perform your duties or you are given the information by a co-worker. Using confidential information about the Company or its business for personal benefit or disclosing such information to others outside your normal duties is prohibited. All non-public information about the Company should be considered confidential.

In the course of your employment by the Company, you may become aware of an opportunity, intended for the Company, which you could take advantage of, or participate in, instead of giving it to the Company. Directors, officers, management executives and employees are prohibited from personally benefitting from opportunities that are offered, developed, discovered or of which they otherwise become aware, which are intended for the Company. If, however, an opportunity is presented to the Company, which the Company rejects, you may, upon approval of the Board of Directors or a committee thereof, upon full disclosure of the facts and your involvement, proceed with such opportunity.

GIFTS

There are certain limited situations in which you may accept a personal benefit from someone with whom you transact business on behalf of the Company:


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         1. You may accept gifts not to exceed an aggregate annual total value of $250 from any one individual or entity in recognition of commonly recognized events or occasions (such as a promotion, new job, wedding, retirement, or Christmas/Hanukkah/Kwanza holiday.

         2. You may accept something of value if the benefit is available to the general public under the same conditions on which it is available to you.

         3. You may accept meals, travel arrangements and accommodations, and entertainment (such as golf outings, sporting events, meals) of reasonable value (not in excess of $250) in the course of a meeting, conference or other occasion to conduct business or foster business relations.

FAIR DEALING

No director, officer, management executive or employee may take unfair advantage of anyone, including the Company's employees, its customers, its suppliers and even its competitors. Additionally, no one may take advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practices.

Potential employees are expected, and all employees are required, to advise appropriate personnel of the existence of any former employment agreement, non-compete agreement, non-solicitation agreement, confidentiality agreement or any similar agreement with a former employer that in any way, directly or indirectly, restricts or prohibits the performance of any duties or responsibilities of their proposed or actual positions with the Company. Copies of any such agreements should be provided to the Company to permit evaluation of the agreement in light of the former employer's position. In no event shall an employee use any trade secrets, proprietary information, or other similar intellectual property acquired in the course of his or her previous employment with another employer in the performance of his or her duties for or an behalf of the Company.

COMPANY PROPERTY

Directors, officers, management executives and employees must protect the Company's property and assets and ensure their efficient and proper use. Therefore, each director, officer, management executive and employee must (i) safeguard the Company's property and assets from loss or theft and (ii) refrain from taking or using such property for personal use unless such personal use has been pre-approved either by the job description or the person's supervisor. The Company's "property" includes not only tangible property, such as office equipment and office supplies, but also intangible property such as proprietary technology, intellectual property such as copyrighted material, software, and computer software programs. You must appropriately secure all of the Company's property within your control.

COVERING UP MISTAKES; FALSIFYING RECORDS

Mistakes should never be covered up; experience shows that most mistakes can be corrected if caught promptly but tend to expand if ignored or covered up. Therefore, mistakes should be immediately and fully reported to appropriate members of the Company's management.


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Falsification of any Company, client/customer, or third party record is prohibited.

REPORTING OF VIOLATIONS AND WRONGDOING

Anyone having evidence of an actual or potential violation of this Code should report such evidence in accordance with the Company's "Whistleblower Policy". In the case of directors, officers, and/or management executives, any such evidence should be reported to the Audit Committee. In the case of non-executive employees, any such evidence should be reported to (i) the chief financial officer, or (ii) the Audit Committee, or (iii) the Company's legal counsel. The Company's "Whistleblower Policy" provides protection from retaliation to persons who report, in good faith, violations or potential violations of this Code, the Company's Code of Ethics or the Insider Trading Policy. Reports of violations or potential violations shall be investigated in accordance with the "Whistleblower Policy".

CONCLUSION

The Company does not have an ethical reputation of its own, apart from the behavior of its directors, officers, management executives, and employees. By your and their actions and professional/business behavior, you create the Company's reputation. And, that reputation is created in a situation-by-situation system. You are encouraged to talk to supervisors, managers or other appropriate personnel when in doubt about the best and ethical course of action in any particular situation. While there are no universal rules, when in doubt ask yourself the following questions:

         1. Would I be embarrassed or worse if my family read about this on the front page of the morning paper or heard about in the TV news?

         2. Will my actions have the appearance of impropriety or conflict of interest?

         3. Will my actions be questioned by my family, my supervisors, friends, associates or the general public?

         4. Will my actions be consistent with my personal sense of ethics, or am I trying to fool myself as to the propriety of my actions?

         5. Do I believe that my actions are proper and I will not embarrassed or worse if the situation becomes general knowledge both inside and outside the Company?

If you are uncomfortable with your answer to any of the above, you should not take the contemplated actions without first discussing them with appropriate management.